[ESPEY MFG. & ELECTRONICS CORP. LOGO]



FOR IMMEDIATE RELEASE
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Espey Announces 4th Quarter Dividend

Saratoga Springs, NY; May 26, 2009 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE Amex: ESP) has declared a regular quarterly dividend of $0.225 per share for the fourth quarter of fiscal year ending June 30, 2009. The dividend will be payable on June 26, 2009, to all shareholders of record on June 5, 2009.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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